Exhibit 99.10
FIRST AMENDMENT TO OPERATING AGREEMENT
OF MADISON PLACE, LLC
     This FIRST AMENDMENT TO OPERATING AGREEMENT of MADISON PLACE, LLC (this “Amendment”) is made as of July 5th, 2005 by and among COLUMBIA EQUITY LP, a Virginia limited partnership (“Columbia”), CARR CAPITAL MADISON, LLC, a Virginia limited liability company (“CCM”) and AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (“Aetna”), as the sole members of Madison Place, LLC, a Virginia limited liability company (the “Company”).
     WHEREAS, the Company was formed pursuant to the filing of certain Articles of Organization dated June 26, 2003 with the State Corporation Commission for the Commonwealth of Virginia on July 1, 2003; and
     WHEREAS, the Company’s affairs are governed by that certain Operating Agreement of Madison Place, LLC dated as of July 16, 2003 by and among CCM, Carr Capital Real Estate Investments, LLC, a Virginia limited liability company (“CCREI”) and Aetna (the “Operating Agreement”); and
     WHEREAS, Columbia has acquired a portion of Aetna’s membership interest in the Company such that, as of the date hereof, CCM is the owner and holder of a fifteen percent (15%) membership interest in the Company, Columbia is the owner and holder of a thirty-five percent (35%) membership interest in the Company and Aetna is the owner and holder of a fifty percent (50%) membership interest in the Company; and
     WHEREAS, Aetna, CCM and Columbia wish to amend certain provisions of the Operating Agreement as more particularly set forth herein.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aetna, CCM and Columbia hereby agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Operating Agreement.
     2. Consent for Columbia’s Admission as Member and Manager. Each of Aetna and CCM hereby confirms its consent to the admission of Columbia as a Substituted Member and the designation of Columbia as Manager. Columbia hereby acknowledges its admission as a Substituted Member and accepts its appointment as Manager in replacement for CCREI. Aetna hereby consents to the transfer and assignment (by liquidation or otherwise) of CCM’s membership interest in the Company to Columbia. Upon Aetna’s receipt of written notice from Columbia that CCM has transferred its membership interest to Columbia, the Operating Agreement will be deemed amended such that the definition of “CCM” appearing in Section 1.1 will be deleted, and all subsequent references in the Operating Agreement to “CCM” shall be deemed to mean and refer solely to Columbia.
     3. Amendment of Operating Agreement. The Operating Agreement is hereby amended as follows:
     a. Section 1.1 is amended by inserting the following definition:
     “Columbia” means Columbia Equity LP, a Virginia limited partnership.”
     b. Section 1.1 is amended by amending and restating the definition of “Management Agreement” to read in its entirety as follows:
     “Management Agreement” shall mean that certain Management Agreement dated as of June 22, 2004 between the Company and Trammel Crow Services, Inc., or such other agreement providing for the management of the Property by Property Manager entered into with the Consent of Aetna.
     c. Section 1.1 is amended by amending and restating the definition of “Manager” to read in its entirety as follows:
     “Manager” shall mean Columbia, unless and until (a) a successor Manager is designated pursuant to §6.1(e), or (b) Aetna exercises its right to replace Columbia as Manager pursuant to §6.7, in either of which case “Manager” shall mean and refer to such successor or replacement Manager on and after such date.”
     d. Section 1.1 is amended by amending and restating the definition of “Members” to read in its entirety as follows:
     “Members” means Columbia, CCM and Aetna collectively, or their respective permitted successors or assigns in interest as a Substituted Member.”
     e. Section 1.1 is amended by amending and restating the definition of “Percentage Interest” to read in its entirety as follows:
     “Percentage Interest” means, at any time, Aetna 50%, CCM 15% and Columbia 35%.
     f. Section 1.1 is amended by amending and restating the definition of “Property Manager” to read in its entirety as follows:
     “Property Manager” shall mean Trammel Crow Services, Inc. or other property management company selected by Manager with the Consent of Aetna.

     g. Section 6.3(a) is amended and restated to read in its entirety as follows:
     “(a) The Property shall be managed by the Property Manager pursuant to the Management Agreement, in consideration for which the Company will pay the Property Manager a management fee in the amount of up to 3% of the gross monthly income derived from the Property for the period for which such fee is paid, plus reimbursement of such costs and expenses of the Property Manager as set forth in the Management Agreement. Except as provided in the Management Agreement, the Manager shall have no right to terminate or replace the Property Manager or amend, modify, or terminate the Management Agreement without the Consent of Aetna.”
     h. Section 6.7 is amended and restated to read in its entirety as follows:
     §6.7 Aetna’s Right to Acquire Interests of Columbia and CCM and/or Replace Columbia as Manager. In the event of any of (a) a Default by Columbia, or (b) a material act or omission of Columbia that was performed or omitted fraudulently, that results from Columbia’s willful misconduct or was due to Columbia’s gross negligence, and provided that Aetna is not a Defaulting Member hereunder, or (c) the occurrence of an “Event of Default” under, and as defined in, the Mortgage Loan Documents as a result of a failure to make a regularly scheduled payment due thereunder, which failure continues for at least thirty (30) days after such payment is due, or (d) acceleration of the maturity of the Mortgage Loan as the result of any such Event of Default, Aetna shall have the right, exercisable by notice to Columbia and CCM within ninety (90) days after Aetna’s actual knowledge of any such event, either or both to (i) acquire the Interests of Columbia and CCM for a purchase price equal to that which Columbia and CCM would receive under §6.6 if Columbia and CCM were the selling Members, provided that the Bid Price shall be determined by mutual agreement, or if not, by the appraisal procedure set forth in Appendix A to this Agreement, and (ii) replace Columbia as the Manager of the Company, effective immediately upon exercise of such right.
     i. Section 10.1(b) is amended and restated to read in its entirety as follows:
     “(b) A transfer of a controlling interest within a Member shall also be considered a Transfer for purposes of this Agreement. For purposes of this provision, a “controlling interest within a Member” shall mean (i) the transfer of fifty percent (50%) or more of the ownership interest of the Member or the transfer and/or issuance of more than fifty percent (50%) of the voting stock of the Member, if the Member is not a publicly held corporation, to any Person that is not an owner or stockholder of the Member on the date of execution of this Agreement, or (ii) the sale, transfer or other conveyance of all or substantially all of the Member’s assets. The Transfer prohibitions of this Section 10.1 shall not apply to Transfers (x) as a result of death, or in connection with the estate planning, of a natural person to a spouse, son or daughter or descendant of either, to a stepson or stepdaughter or descendant of either, (y) from a Member to its Affiliate, or (z) as a result of a corporate merger or acquisition of substantially all of the ownership interests within a Member or substantially all of a Member’s assets (a “Permitted Transfer”). A transferee of a Member’s Interest will be admitted as a Substituted Member only pursuant to Section 10.3. Any purported Transfer that does not comply with the provisions of this Section 10 shall be void and shall not cause or constitute a dissolution of the Company.”
     j. Section 11.4 is amended by inserting changing the period that appears at the end of Subsection 11.4(i) to a semi-colon, followed by “and”, and inserting a Subsection 11.4(j) as follows:
     “(j) upon written request by Aetna, copies of any notices or reports sent by Columbia’s general partner to its shareholders, filings made by Columbia’s general partner with the United States Securities and Exchange Commission, or filings made by Columbia’s general partner with any stock exchange at which its securities are traded.”
     k. Section 13.3 is amended and restated to read in its entirety as follows:
     “§13.3. Other Businesses. Aetna, Columbia, CCM or any of their respective Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Manager or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character that, if presented to the Company, could be taken by same, and Aetna, Columbia or any of their respective Affiliates shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.”

     1. Schedule A to the Operating Agreement is amended by substituting the Schedule A attached hereto for the Schedule A to the Operating Agreement.
     m. All references in the Operating Agreement to “this Agreement” shall mean and refer to the Operating Agreement, as amended by this Amendment.
     4. Status of Operating Agreement. Except as specifically amended hereby, the Operating Agreement has not been amended or modified. As amended hereby, the Operating Agreement remains in full force and effect, and the parties hereto hereby reaffirm their respective obligations as Members (and in the case of Columbia, as the Manager) thereunder.
     5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Amendment, their respective successors, heirs, legal representatives and assigns.
     6. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.
     7. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.
     8. Integration. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.
     9. Governing Law. This Amendment and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.
Remainder of Page is Intentionally Blank; Following is Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

MEMBERS:

AETNA LIFE INSURANCE COMPANY, a Connecticut corporation

By:	/s/ Peter S. Atwood Peter S. Atwood
Managing Director

COLUMBIA EQUITY LP, a Virginia limited partnership

By:	Columbia Realty Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Oliver T. Carr, III

Oliver T. Carr, III
Chairman and Chief Executive Officer

CARR CAPITAL MADISON, LLC, a
Virginia limited liability company

By:	Carr Capital Real Estate Investments, LLC, a virgin limited liability company, its manager

By:	/s/ Oliver T. Carr, III

Name: Oliver T. Carr, III
Title: President

SCHEDULE A

		Membership
Members and Addresses	Deemed Capital	Percentage
Aetna Life Insurance Company	$4,300,000.00	50%
151 Farmington Avenue, RTAA
Hartford, Connecticut 061 56

Columbia Equity LP	$3,010,000.00	35%
c/o Carr Capital Corporation
1750 H Street, N.W.
Suite 500
Washington, B.C. 20006
Attention: Edward Schulze

Carr Capital Madison, LLC	$1,290,000.00	15%
c/o Carr Capital Corporation
1750 H Street, N.W.
Suite 500
Washington, D.C. 20006
Attention: Edward Schulze

Total	$8,600,000.00	100%